UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c) On February 14, 2013, Michael J. Lafitte was appointed Chief Operating Officer of the Company, effective immediately. Mr. Lafitte had served as Global President of our Services business since July 2012. He previously served as President of our Americas business from August 2009 to July 2012 and President of our Institutional & Corporate Services business beginning in December 2006. He served as President, Global Services of Trammell Crow Company from June 2003 until our acquisition of that company in December 2006, and prior to that served as Trammell Crow Company’s Chief Operating Officer, Global Services beginning in September 2002. Mr. Lafitte holds a B.B.A. from the University of Texas and an M.B.A. from Southern Methodist University.

(e) On February 14 and 18, 2013, the Compensation Committee of the Board of Directors established base salaries, performance award targets and long-term incentive award targets for 2013 for the named executive officers listed below whose compensation was disclosed in our 2012 Proxy Statement.

Name	Base Salary	Performance Award Target	Long-Term Incentive Award Target
Robert E. Sulentic* President and Chief Executive Officer	$800,000	1,200,000	2,900,000
Gil Borok* Chief Financial Officer	$550,000	485,000	800,000
Michael J. Lafitte* Chief Operating Officer	$600,000	950,000	1,850,000
Calvin W. Frese, Jr. Chief Executive Officer—Americas	$600,000	900,000	1,800,000

The officers indicated with an asterisk above had their compensation increased for 2013.

•

Mr. Sulentic managed the transition process with the outgoing chief executive officer from May 2012 until assuming the chief executive leadership role in December 2012 with no change in compensation. The increase in compensation from prior levels when he was President ($700,000, $1,000,000 and $1,900,000 for base, performance award and equity award, respectively) reflects his promotion to chief executive officer, his performance to date in that role, and the Compensation Committee’s desire to position his compensation, in light of his promotion to chief executive officer, more appropriately relative to our other executive officers and comparable market positions. The amounts initially approved by the committee were reduced at Mr. Sulentic’s request by an aggregate of $500,000, resulting in the levels indicated above. This request reflected Mr. Sulentic’s personal view that the lower level of compensation is appropriate for his first year in the CEO role.

•

Mr. Borok’s increase in compensation from 2012 levels ($540,000, $475,000 and $550,000 for base, performance award and equity award, respectively) reflects his performance as chief financial officer and the Compensation Committee’s desire to adjust his compensation more appropriately relative to our other executive officers and comparable chief financial officer positions.

•

In July 2012, Mr. Lafitte took on a broader global role with the Company as Global President of our Services business, and was named Chief Operating Officer on February 14, 2013. This is his first increase in cash compensation from prior levels when he was President of our Americas business and in equity compensation since he was Global President of our Services business ($540,000, $810,000 and $1,650,000 for base, performance award and equity award, respectively) and reflects his promotions, performance and the Compensation Committee’s desire to position his compensation more appropriately relative to our other executive officers and comparable market positions.

The Compensation Committee approved 2013 compensation levels after a review by and discussion with its independent compensation consultant, Frederic W. Cook & Co., Inc. The Company intends to provide additional information regarding the compensation awarded to its named executive officers for the year ended December 31, 2012 in the Proxy Statement for the Company’s 2013 annual meeting of stockholders, which is scheduled to take place on May 9, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2013	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer